SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2008
Merrill Lynch & Co., Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7182	13-2740599

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 World Financial Center, New York, New York	10080

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 449-1000
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Effective February 25, 2008, the Board of Directors of Merrill Lynch & Co., Inc. (the “Company”) amended Article II, Section 9 of the Company’s Restated By-Laws. The amendment changes the voting standard for the election of directors in uncontested elections from plurality to a majority of the votes cast.
Prior to this amendment, the Company had adopted a director resignation guideline which requires a director to tender a resignation to the Board in the event that, in an uncontested election, he or she received more withhold votes than for votes. The Board would then act on the resignation and publish its decision within 90 days. This guideline has been retained, with appropriate revisions to reflect the change to a majority vote standard.
The Restated By-Laws, as amended, are filed as Exhibit 3.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
3.1	Restated By-Laws, Amended as of February 25, 2008, of Merrill Lynch & Co., Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH & CO., INC.
(Registrant)
By:	/s/ Judith A. Witterschein
Judith A. Witterschein
Corporate Secretary

Date: February 26, 2008

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated By-Laws, Amended as of February 25, 2008, of Merrill Lynch & Co., Inc.